EXHIBIT 16.1 TO FORM 8-K

October 11, 2011

Office of the Chief Accountant
PCAOB Letter File
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-6561

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated October 11, 2011 of Star Buffet, Inc. and are in agreement with the statements contained therein.

Respectfully,

/s/ Moss Adams LLP

MOSS ADAMS LLP
Scottsdale, Arizona